UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2003

VERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31342	54-1387657
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 South Hayes Street, Suite 1100
Arlington, Virginia		22202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 575-3100

Item 5. Other Events.

          On August 7, 2003, Veridian Corporation (NYSE: VNX) issued a press release to announce that at its Special Meeting of Stockholders held earlier that day, stockholders approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 9, 2003, by and among Veridian, General Dynamics Corporation and Aspen Acquisition Corporation and the transactions contemplated by the Merger Agreement. The final vote tally, prepared by the independent inspector of election, showed that holders of 28,829,519 shares of Veridian common stock, or approximately 82% of the outstanding shares of Veridian common stock, voted for the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement. Assuming all other conditions to closing are satisfied or waived, Veridian anticipates that the merger will close early during the week of August 11, 2003. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Veridian Corporation Press Release dated August 7, 2003 announcing results of Veridian’s Special Meeting of Stockholders.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIAN CORPORATION

By: /s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President, General Counsel and Secretary

Date: August 7, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Veridian Corporation Press Release dated August 7, 2003 announcing results of Veridian’s Special Meeting of Stockholders.